Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Autohome Inc. of our report dated April 15, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Autohome Inc.’s Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China
May 29, 2026